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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2005 relating to the financial statements of HyperSpace Communications, Inc. which appears in HyperSpace Communications, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

July 22, 2005
Denver, Colorado

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM